Exhibit 10.1

SYNNEX Corporation
March 1, 2018
Mr. Kevin Murai
Dear Kevin:
SYNNEX Corporation (the “Company”) is pleased to continue your employment on the following terms:
1. Position. Effective on March 1, 2018 (the “Adjusted Employment Date”), you will be employed as Strategic Advisor, reporting to Dennis Polk.
You will be employed at the Company’s headquarters in Fremont, California. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the prior written consent of the Company.
Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause.
2. Board Membership. You will continue to serve as a member of the Board of Directors of the Company. All directors are subject to election and removal by the shareholders of the Company in accordance with its by-laws and Delaware law.
3. Compensation. The Company will provide you with compensation that is similar to the compensation paid to our independent directors, as determined by the Board of Directors from time to time.
4. Proprietary Information and Inventions Agreement. As a Company employee, you will be expected to abide by the Company’s rules and regulations. You have previously signed a Proprietary Information and Inventions Agreement, which will continue in full force and effect.
5. Other Provisions. Sections 6 (Stock Ownership Guidelines), 11 (Restrictive Covenants), 12 (Litigation), 13 (Successors), 14 (Arbitration) and 15 (Miscellaneous Provisions) contained in your offer letter dated March 27, 2008, as amended on September 26, 2016, are incorporated by reference herein and shall have the same force and effect as if set forth in full herein.
You may indicate your agreement with these terms and accept this offer by signing and dating this letter agreement.

Very truly yours, SYNNEX Corporation

By:	/s/Dennis Polk
Dennis Polk President and Chief Executive Officer

I have read and accept this employment offer on March 1, 2018:

/s/Kevin Murai
Kevin Murai